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                                                                      EXHIBIT 11


                      Dean Foods Company and Subsidiaries


                       Computation of Earnings Per Share
                       ---------------------------------
                     (In thousands, except per share data)



                                             1997            1996             1995
                                           ---------       ----------       ---------
Net Income (Loss)                           $86,704        $(49,688)         $80,059
                                            =======        ========          =======


Weighted Average Number of
  common shares outstanding
  during the period                          40,181          40,122           39,890
                                            =======        ========          =======


Primary Earnings (Loss)
  Per Common Share                          $  2.16        $  (1.24)         $  2.01
                                            =======        ========          =======






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